UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 28, 2015
T-MOBILE US, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-33409	20-0836269
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation or organization)		Identification No.)

12920 SE 38th Street
Bellevue, Washington	98006-1350
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (425) 378-4000
(Former Name or Former Address, if Changed Since Last Report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 — Other Events

Reset of Interest Rate on 2021 Reset Notes

Effective October 28, 2015, in accordance with the terms of the Indenture (the “Base Indenture”), dated as of April 28, 2013, among T-Mobile USA, Inc. (“T-Mobile USA”), a direct, wholly-owned subsidiary of T-Mobile US, Inc. (the “Company”), the guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee, as amended and supplemented with respect to T-Mobile USA’s Senior Reset Notes due 2021 (the “2021 Reset Notes”) by the Third Supplemental Indenture, dated as of April 28, 2013, the interest rate of the 2021 Reset Notes was reset to 8.097% per year.

Reset of Interest Rate on 2022 Reset Notes

Effective October 28, 2015, in accordance with the terms of the Base Indenture, as amended and supplemented with respect to T-Mobile USA’s Senior Reset Notes due 2022 (the “2022 Reset Notes”) by the Fourth Supplemental Indenture, dated as of April 28, 2013, the interest rate of the 2022 Reset Notes was reset to 8.195% per year.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T-MOBILE US, INC.

October 29, 2015	/s/ J. Braxton Carter
J. Braxton Carter Executive Vice President and Chief Financial Officer